Exhibit 10.36

Exhibit A

FORM OF TIME BASED OPTION GRANT AGREEMENT

THIS AGREEMENT, made as of this ___ day of __________, 20_ between GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (the "Company") and __________________ (the "Participant").

WHEREAS, the Company has adopted and maintains the GBT JerseyCo Limited Management Incentive Plan (as amended and/or restated from time to time, the "Plan") to promote the interests of the Company and its shareholders by providing the key employees, service providers and consultants of the Company and its subsidiaries with an appropriate incentive to encourage them to continue in the employ of the Company or its subsidiaries and to improve the growth, profitability and financial success of the Company and its subsidiaries.

WHEREAS, the Plan provides for the grant of Options to purchase shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a Time-Based Option (the "Option") with respect to [•] shares of Common Stock.

2.Grant Date; Vesting Commencement Date. The Grant Date of the Option hereby granted is [•]. The Vesting Commencement Date of the Option hereby granted is [•].

3.Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern, except to the extent this Agreement expressly changes the default provisions contained in the Plan as permitted pursuant to the Plan, in which case the applicable provisions of this Agreement shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4.Exercise Price. [The exercise price of each share of Common Stock underlying the Option hereby granted is $[•].] [The exercise price of [•]% of the shares of Common Stock underlying the Option hereby granted is $[•] per share of Common Stock and the remaining [•]% of the Option hereby granted will be a Premium Strike Option and the exercise price per share of Common Stock underlying such portion is $[•].]

5.Vesting. The Time-Based Option will vest in accordance with Section 4.5(a) of the Plan, as in effect as of the date hereof, subject in all cases to the Participant's continued Employment through the applicable vesting date.

6.Method of Exercise. The Option may be exercised only in accordance with Sections 4.10 and 4.11 of the Plan. The Exercise Notice shall include payment in cash for an amount equal to the nominal value of a share of Common Stock multiplied by the number of shares of Common Stock to be delivered in connection with the exercise of the Option.

7.Dividends. Subject to Section 5.13 of the Plan, for so long as both the Option remains outstanding and the Participant remains Employed, with respect to cash dividends paid by the Company on its Shares after the Company has paid cash dividends in respect of the Initial Majority Stockholder Shares which exceed the sum of $1.8 billion (U.S. Dollars) and any taxes due on such dividends (but excluding cash dividends for the purpose of satisfying tax obligations), as determined by the Committee in its sole discretion, the Company shall, (i) with respect to vested Options then outstanding on the date such dividend is paid (the "Payment Date"), pay to the Participant, if and only if, he or she remains Employed on the Payment Date, a cash bonus equal to the amount of cash dividends that he or she would have received if he or she owned the shares of Common Stock underlying the vested portion of this Option as of the record date for such cash dividend, and (ii) with respect to any unvested Options then outstanding on the Payment Date, if and only if such right or the utilization of such right would not cause the Option to fail to be exempt from Section 409A of the Code, provide for dividend equivalents to accrue to the Participant, if any, only if he or she is Employed by the Company on the Payment Date, which shall be credited to a notional account maintained for the Participant (a "Notional Account") in an amount equal to the amount of cash dividends he or she would have received if he or she owned the shares of Common Stock underlying the unvested portion of this Option as of the record date for such cash dividend. Such dividend equivalent payments will be paid on the date(s) on which the unvested portion of this Option to which such dividend equivalents relate become vested and will be forfeited upon the Participant's termination of Employment to the extent then unpaid (even if the Option becomes vested after such termination of Employment). Unless otherwise determined by the Committee, all rights to dividends and dividend equivalents under this Section 7 shall cease upon the occurrence of an Initial Public Offering. The Participant acknowledges and agrees that, unless otherwise determined by the Committee in its sole discretion, no adjustments will be made under the Plan or otherwise to the Option in respect of any cash dividends or cash distributions paid by the Company on its Shares. No interest shall accrue on any amounts credited to the Notional Account and the Participant's rights with respect to such amounts shall be no greater than the rights of a general unsecured creditor of the Company. Any amounts paid under this Section shall be reduced by all applicable tax withholdings and deductions.

8.Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope, geographic area or any other term is considered excessive, such covenant shall be modified so that the offending provision is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company's forbearance or failure to take action. This Agreement is intended to comply with Section 409A of the Code and any guidance issued thereunder (to the extent applicable) and shall be interpreted accordingly.

9.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

10.Limitation on Transfer. The Option shall be exercisable only by the Participant or the Participant's Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Committee of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant, and shall otherwise be subject to forfeiture and clawback as if no such Transfer had occurred. No shares of Common Stock obtained pursuant to the Option granted herein shall be transferred except as provided in the Plan and, where applicable, the Management Stockholders' Agreement. Shares of Common Stock issued upon exercise of the Option or otherwise delivered in satisfaction of the Option will bear such legends as may be required or provided for under the terms of the Plan and, where applicable, the Management Stockholders' Agreement.

11.Restrictive Covenants. 1

(a)In consideration of the Participant's Employment with the Company or its subsidiaries and the grant of an Option pursuant to this Agreement, the Participant makes the following covenants described in this Section 11. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event that the Participant violates any of the provisions of this Section 11, he or she shall forfeit the Option and any unpaid dividend equivalents in full for no consideration (regardless of the extent to which the Option is vested at the time of such violation).

(b)Restricted Period. The [•] month period following the termination of the Participant's employment.

(c)Noncompetition; Nonsolicitation; Confidential Information. The Participant shall not Compete (as such term is defined in the Plan).

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1 Note to Draft: To be conformed based on the laws of the jurisdiction in which the Participant is located.

(d)Non-Disparagement. The Participant shall not, directly or indirectly, whether orally or in writing, disparage (i) the Company, (ii) any Majority Stockholder, (iii) any Juweel Investor, (iv) any subsidiaries or Affiliates of the Company or of a Majority Stockholder, (v) any employee, officer, shareholder, member, partner, owner or director of any of the entities described in clauses (i) through (iv), or (vi) the business or properties or assets of the Company or any of its subsidiaries. Notwithstanding the foregoing, nothing herein shall preclude the Participant from making truthful statements or disclosures that are required by applicable laws or legal process.

(e)Enforceability of Covenants. The Participant acknowledges the reasonableness of the term, geographical territory, and scope of the covenants set forth in this Section 11, and the Participant agrees that he/she will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein and the Participant hereby waives any such defense. The Participant further acknowledges that complying with the provisions contained in this Agreement will not preclude the Participant from engaging in a lawful profession, trade or business, or from becoming gainfully employed. The Participant agrees that the Participant's covenants under this Section 11 are separate and distinct obligations under this Agreement, and the failure or alleged failure of the Company or the Board to perform obligations under any other provisions of this Agreement shall not constitute a defense to the enforceability of the Participant's covenants and obligations under this Section 11. The Participant agrees that any breach of any covenant under this Section 11 will result in irreparable damage and injury to the Company and that the Company will be entitled to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond.

(f)Nonexclusive Remedy. In addition to any remedies that may be available in any agreement to which the Participant is a party, the remedies available for breach of any of the foregoing restrictive covenants shall include: (a) the rights and remedies of the Company set forth in the Management Stockholders' Agreement; (b) any rights or remedies available in law or in equity, (c) the forfeiture of the Option and any unpaid dividend equivalents for no consideration; (d) in respect of the Option (or portion thereof) exercised by the Participant prior to any such breach or subsequent thereto and prior to the forfeiture of the Option (or portion thereof) required by this Section 11, payment by the Participant to the Company of an amount equal to the difference between the proceeds of any sale of shares of Common Stock acquired upon such exercise and the amount paid by the Participant to acquire such Shares; (e) repayment of all amounts previously paid under Section 7 hereof and (f) payment by the Participant to the Company of an amount reimbursing the Company for all attorney's fees it incurs enforcing its rights hereunder.

(g)Court Modification. If any term of this Section 11 is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Section 11, such term shall be enforceable to the maximum extent possible under applicable law and such court shall reform such term to make it enforceable.

12.Integration. This Agreement, the Plan and the Management Stockholders' Agreement contain the entire understanding of the parties hereto with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan and Management Stockholders' Agreement. This Agreement, the Plan and the Management Stockholders' Agreement, supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

13.Taxes. [To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any tax obligations that arise with respect to this Option, and to the extent permitted by law, the Company and its subsidiaries may withhold from any amounts, payment or property (including shares of Common Stock to be acquired upon exercise of the Option) otherwise payable to the Participant an amount sufficient to satisfy any such tax obligations.]2

14.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

15.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the domestic substantive laws of the State of New York, without regard to the provisions governing choice or conflict of laws or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

16.Effect on Employment. Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of Employment or interfere in any way with the right of the Company or any of its subsidiaries, subject to the terms of any separate employment agreements to the contrary, at any time and for any reason to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of this Option.

17.Consents.

(a)Notwithstanding any rights or entitlements to distributions under Dutch law to the contrary, by executing this Agreement, the Participant hereby acknowledges and irrevocably waives any entitlement to pro-rata distributions in respect of the shares of Common Stock underlying this Option and consents to the receipt of distributions subject to terms and conditions of the Shareholders Agreement.

(b)By executing this Agreement, the Participant hereby irrevocably consents to the adoption of resolutions by shareholders of the Company without holding a meeting, and to the extent that giving advance consent is not permissible under applicable law, the Participant waives all rights he or she may have under applicable law to consent to the adoption of resolutions by the shareholders of the Company without holding a meeting.

18.Participant Representations; Acknowledgments.3

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2 NTD: To be revised in each individual grant agreement to consider applicable tax laws of the jurisdiction in which the Participant is located.

3 NTD: To be revised in each individual grant agreement to consider applicable federal, state and non-US law related to the grant and exercise of options that applies to each such Participant.

(a)By executing this Agreement, the Participant hereby represents and warrants to the Company that the statements in this Section 18(a) are true and correct as of the date of this Agreement and will continue to be true and correct as long as the Option is outstanding:

(i)[he/she is an "accredited investor," as defined in Rule 501(a) under the Securities Act, which means that you are:

(1)A person whose individual net worth, or joint net worth with your spouse, exceeds U.S.$1,000,000 (without including the person's primary residence as an asset); or

(2)A person whose income exceeded U.S.$200,000 in each of the two most recent years, or joint income with your spouse exceeded U.S.$300,000 in each of those years, and you have a reasonable expectation of reaching the same income level in this year;]4

(ii)he/she possesses such expertise, knowledge, and sophistication in financial and business matters generally and that he/she is capable of evaluating the merits and risks of receiving the Option; and

(iii) he/she has had access to all of the information and individuals with respect to the Option and his/her receipt thereof, including without limitation information relating to the Company and risks related to any investment therein, that he/she deems necessary to make a complete evaluation thereof.

(b)The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that prior to the one-hundred eightieth day following an Initial Public Offering, no exercise of the Option or any portion thereof shall be effective unless and until the Participant has executed the Management Stockholders' Agreement and the Participant hereby agrees to be bound thereby. The Participant further acknowledges that if, following the date the Participant receives the Option pursuant to this Agreement, the Company determines that any of the representations made by the Participant under this Section 18 is inaccurate, the grant of the Option to the Participant pursuant to this Agreement may, in the sole discretion of the Board, be rescinded and deemed null and void.

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4 NTD: To be included for Participants who are located in the U.S.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Stockholders' Agreement as of the day and year first written above.

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By:
Title:

[Participant's name]